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                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                August 8, 2000

Immunex Corporation
51 University Street
Seattle, Washington 98101

          Re:  Immunex Corporation
               Registration Statement on Form S-3
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Ladies and Gentlemen:

     We are counsel to Immunex Corporation, a Washington corporation (the "Company"). We have acted as counsel to the Company in connection with the sale by the Company and American Home Products Corporation (the "Selling Shareholder") of up to 70,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, and in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined the Registration Statement and such instruments, documents, and records which we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that upon the happening of the following events:

     (a) the effectiveness of the Registration Statement and any amendments thereto;

     (b) due action by the Selling Shareholder authorizing the sale of the Shares owned by the Selling Shareholder;

     (c) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the Company's and the Selling Shareholder's actions authorizing the sale of the Shares; and
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     (d)  receipt by the Company and the Selling Shareholder of the consideration for the Shares, as contemplated by the Registration Statement;

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Validity of Common Stock." In giving such consent, we do not thereby admit that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Orrick, Herrington & Sutcliffe LLP

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP